UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2011
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona	85719
(Address of principal executive offices)	(Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 1, 2011, we engaged Wolfe Axelrod Weinberger Associates LLC. as our company’s investor relations agency. The Agreement calls for us to pay $8,000 per month as a fee and grants to Wolfe options to purchase 500,000 shares at various exercise prices.

Wolfe’s duties include investor relations and analysis for our company.

Item 3.02 Unregistered Sales of Equity Securities.

Effective November 1, 2011, but subject to our adoption of a stock option plan, we granted 500,000 options to Wolfe Axelrod Weinberger Associates LLC in connection with their appointment as our investor relations agency. The options are exercisable into common stock of our company, will expire in 3 years and have an exercise price per share of $0.40 for 125,000 option, $0.50 for 125,000 options, $0.60 for 125,000 options and $0.70 for the final 125,000 options.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

Exhibit	Exhibit Description

10.1	Retainer Agreement dated effective November 1, 2011 between Titan Iron Ore Corp. and Wolfe Axelrod Weinberger Associates LLC.

99.1	Press Release dated October 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP
Date: November 7, 2011	By: Jodi Henderson Jodi Henderson Corporate Secretary